As filed with the Securities and Exchange Commission on March 28, 2000
                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
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                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
               (Exact name of issuer as specified in its charter)

            Minnesota                                                 41-1454591
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             7400 Excelsior Boulevard, Minneapolis, Minnesota 55426 (Address of principal executive offices, including Zip Code)

                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                   AMENDED AND RESTATED 1997 STOCK OPTION PLAN

                        WARRANTS TO PURCHASE COMMON STOCK
                            (Full title of the plan)

               Edward R. Cameron                            Copy to:
                   President                         Elizabeth H. Cobb, Esq.
 Appliance Recycling Centers of America, Inc.     Mackall, Crounse & Moore, PLC
           7400 Excelsior Boulevard                     1400 AT&T Tower
         Minneapolis, Minnesota 55426                 901 Marquette Avenue
    (Name and address of agent for service)    Minneapolis, Minnesota 55402-2859
                                                         (612) 305-1400

                                 (612) 930-9000
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE
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                                     Proposed       Proposed
  Title of                           Maximum        Maximum
 Securities           Amount         Offering      Aggregate       Amount of
    to be             to be           Price         Offering      Registration
 Registered       Registered(1)    Per Share(2)     Price(2)          Fee
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Common Stock,     105,000 shares     $1.9375      $203,437.50        $53.71
 no par value
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(1)   100,000 shares under the 1997 Plan and 5,000 shares under the warrant.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices for such Common Stock on March 23, 2000, as reported on the OTC Bulletin Board.
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


Item 1. Plan Information.


Item 2. Registrant Information and Employee Plan Annual Information.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

           The following documents are incorporated herein by reference:

        a. Annual Report on Form 10-K of Appliance Recycling Centers of America, Inc. (the "Company") for the fiscal year ended January 1, 2000, filed with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Exchange Act.

        b. All other reports filed by the Company with the Securities and Exchange Commission since January 1, 2000, pursuant to Sections 13 or 15(d) of the Exchange Act.

        c. Description of the Company Common Stock, contained in the Company's Registration Statement on Form S-1 (Registration No. 33-58938), filed with the Securities and Exchange Commission.

        d. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

Item 4. Description of Securities.

            The common stock, without par value (the "Common Stock"), of the Company offered pursuant to this registration statement is registered under
Section 12(g) of the Securities Exchange Act of 1934. The description of the Company Common Stock is incorporated by reference pursuant to Item 3.c. above.


Item 5. Interests of Named Experts and Counsel.

            Not applicable.


Item 6. Indemnification of Directors and Officers.

            Article 5 of the Company's Bylaws provides that the Company shall indemnify its officers and directors in accordance with, and to the extent provided by, Minnesota law. Under Minnesota law, a corporation shall, unless prohibited or limited by its articles of incorporation or bylaws, indemnify its directors, officers, and employees against judgments, penalties, fines, settlements, expenses, and disbursements, incurred by such person who was, or is threatened to be, made a party to a proceeding by reason of the fact that the person is or was a director, officer, or employee of the corporation if generally, with respect to the acts or omission of the person complained of in the proceeding, they had no reasonable cause to believe the conduct was unlawful; and reasonably believed the conduct was in the best interests of the corporation or, in certain circumstances, reasonably believed that the conduct was not opposed to the best interests of the corporation. Minnesota corporate law also provides that a corporation may purchase and maintain insurance on behalf of any indemnified party against any liability asserted against such person, whether or not the corporation would have been required to indemnify the person against liability under the provisions of Minnesota corporate law. The Company presently does not maintain an insurance policy covering the liability of directors and officer.

            As permitted by Section 302A.251 of the Minnesota Statutes, Article 6 of the Articles of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.


Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

Exhibit
Number      Description
------      -----------

5.1 Opinion of Mackall, Crounse & Moore as to the legality of Common Stock of the Company

24.1        Consent of McGladrey & Pullen, LLP

24.2 Consent of Mackall, Crounse & Moore [included in its opinion filed as Exhibit 5.1].

25.1        Powers of Attorney [included as part of signature page].

28.1 Appliance Recycling Centers of America, Inc. Amended and Restated 1997 Stock Option Plan (the "1997 Plan")

28.2        Warrant to Purchase 5,000 Shares of Common Stock, dated
            March 5, 1999.

Item 9. Undertakings.

(a)   Rule 415 Offering.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(h) Statement Required in Connection with Filing of Registration Statement on Form S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota as of March 27, 2000.

                              APPLIANCE RECYCLING CENTERS OF AMERICA, INC.


                              By  /s/ Edward R. Cameron
                                 ----------------------
                                   Edward R. Cameron
                                   Chairman of the Board,
                                   President and Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Edward R. Cameron such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                  Title                                  Date
---------                  -----                                  ----

/s/ Edward R. Cameron      Chairman of the Board, President,      March 27, 2000
-----------------------    Chief Executive Officer and Director
Edward R. Cameron          (Principal Executive Officer)

/s/ Linda Koenig           Controller                             March 27, 2000
-----------------------    (Principal Accounting Officer)
Linda Koenig

                           Director                               March __, 2000
-----------------------
George B. Bonniwell

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/s/ Duane S. Carlson       Director                               March 27, 2000
-----------------------
Duane S. Carlson

/s/ Harry W. Spell         Director                               March 27, 2000
-----------------------
Harry W. Spell

/s/ Marvin Goldstein       Director                               March 27, 2000
-----------------------
Marvin Goldstein

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